Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES FIRST INTERNATIONAL MARKETING AND DISTRIBUTION

AGREEMENT FOR COMMERCIALIZATION OF EXCELLAGEN™ IN SOUTH KOREA

SAN DIEGO, CA – January 5, 2012 – Cardium Therapeutics (NYSE Amex: CXM) today announced that it has entered into its first international agreement for the commercialization of Excellagen™ in the South Korean market. Cardium entered into a marketing and distribution agreement with BL&H Co. Ltd., an established pharmaceutical company based in Korea, for the commercialization of Excellagen Formulated Fibrillar Collagen Gel in the South Korean market under a transfer price arrangement as further described below.

“With our successful regulatory clearance of Excellagen by the FDA, and production of commercial supplies in process, we look forward to initiating commercialization of Excellagen with strategic and distribution partners having access to podiatrists and other wound care specialists,” stated Christopher J. Reinhard, Chairman and CEO of Cardium Therapeutics. “In that regard, we are pleased to announce the first of what we plan to be a series of marketing and distribution agreements with commercialization partners in the U.S. and other markets consistent with Cardium’s business model.”

Under the BL&H agreement, Cardium will manufacture and supply Excellagen to BL&H at an up-front transfer price which will be 40% of the sales price based on reimbursement pricing to be established for the South Korean market. BL&H will be responsible for all costs related to regulatory filings, as well as sales, marketing and distribution activities. The Korea Food and Drug Administration registration process is adaptive to products that have received U.S. FDA clearance and the registration and reimbursement pricing process can typically be completed within about a year from application. As part of the regulatory process in Korea, BL&H plans to provide the health authorities with the findings of Cardium’s Matrix clinical study, which showed that formulated collagen can significantly accelerate reductions in wound radius immediately following application compared to standard of care therapy in diabetic foot ulcers, and can support platelet activation and release of the wound healing protein, Platelet-Derived Growth Factor (PDGF). These findings were published in the peer-reviewed official journal of the Wound Healing Society, Wound Repair and Regeneration, (2011) 19: 302-308, available at www.cardiumthx.com/pdf/ExcellagenPaper_WoundRepair.pdf.

About Excellagen™ Formulated Fibrillar Collagen Gel

Cardium recently received 510(k) clearance from the U.S. Food and Drug Administration (FDA) to market and sell its Excellagen™ professional-use, sterile, syringe-based wound care product for the management of diabetic foot ulcers, pressure ulcers and other dermal wounds. Excellagen is a highly-refined fibrillar flowable bovine collagen topical gel (2.6%) intended to support a favorable wound healing environment. Excellagen is intended for use at one- to two-week intervals following surgical debridement (with weekly outer dressing changes) and will initially be supplied in the form of a kit consisting of four sterile, pre-filled, ready to use single-use syringes, each containing 0.5 cc of Excellagen formulated collagen topical gel (2.6%), and four sterile flexible applicators to facilitate topical administration to the wound site over a course of up to four treatments. Detailed information about Excellagen, including the product’s directions for use, is available at www.excellagen.com and the investor presentation can be accessed at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations. An informational video, Excellagen: A New Wound Care Pathway, is available at http://www.youtube.com/watch?v=D2GYCYc_8JE.

About BL&H Co. Ltd.

BL&H Co. Ltd. is a privately-owned pharmaceutical company based in South Korea. BL&H was established in 1999 with the aim of becoming a leader in the delivery of pharmaceuticals and services that fulfill unmet medical needs in the Korean market. The management team has extensive experience in the pharmaceutical and healthcare sectors and in bringing specialty products to market.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen™ topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that Excellagen will be approved for commercialization in Korea or other international markets and sufficiently reimbursed; that we can have Excellagen or our other products manufactured in a successful and cost-effective manner; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our exchange listing compliance can be reestablished and maintained; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™,

Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™, and Nutra-Apps™, Neo-Energy™,

and Neo-Carb Bloc™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

(Other trademarks belong to their respective owners)